UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2021

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400
(Registrant’s telephone number, including area code)

PQ Group Holdings Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On August 2, 2021, PQ LLC, formerly PQ Corporation, (“PQ LLC”), a former indirect, wholly owned subsidiary of PQ Group Holdings Inc., renamed Ecovyst Inc., redeemed the outstanding $295.0 million aggregate principal amount of its 5.750% Senior Notes due 2025 (the “Senior Notes”) in accordance with the terms of the indenture governing the Senior Notes. The Senior Notes were redeemed at a redemption price equal to the sum of 102.875% of the principal amount of the Senior Notes plus accrued and unpaid interest to, but excluding, August 2, 2021.

On August 2, 2021, PQ LLC also repaid in full all of its obligations of approximately $231.3 million under the Amended and Restated Term Loan Credit Agreement, dated as of May 4, 2016, by and among PQ LLC, CPQ Midco I Corporation, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 2, 2021, PQ Group Holdings Inc., renamed Ecovyst Inc., (“the Company”) completed the previously announced sale of its Performance Chemicals business to Sparta Aggregator L.P., a partnership established by Koch Minerals & Trading, LLC and Cerberus Capital Management, L.P. (the “Purchaser”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated February 28, 2021, as amended, between the Company and the Purchaser, for a purchase price of $1.1 billion in cash, subject to certain adjustments specified in the Purchase Agreement, including for indebtedness, cash, working capital and transaction expenses of the Performance Chemicals business at the closing of the transaction (such transaction, the “Transaction”). Pursuant to the previously announced Amendment No. 2 to the Purchase Agreement, dated July 12, 2021, between the Company and the Purchaser, the Closing is deemed effective as of 12:01 a.m. New York City time, on August 1, 2021.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2021, as amended by Amendment No. 1 to Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2021, and as further amended by Amendment No. 2 to Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 15, 2021, the full texts of which are incorporated herein by reference.

In conjunction with entering into the definitive agreement, Performance Chemicals met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations (“ASC 205-20”). As a result, the results of operations of Performance Chemicals have been presented as discontinued operations in the consolidated statements of operations for all periods presented beginning with the quarterly financial statements filed on Form 10-Q for the quarter ended March 31, 2021 on May 17, 2021. On April 26, 2021, the Company filed a Current Report on Form 8-K with the Commission presenting pro forma unaudited financial statements reflecting the Performance Chemicals business as a discontinued operation for all periods presented therein with the pro forma financial statements that would otherwise be required to be filed with this Current Report on Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the closing of the Transaction discussed in Item 2.01 above, Albert Beninati Jr., President, Performance Chemicals ceased to be an officer of the Company. In connection therewith, the Company modified the terms of the unvested time-based restricted stock unit awards granted to Mr. Beninati to vest as scheduled in January 2022, 2023, and 2024, respectively, subject to Mr. Beninati’s continued employment with a subsidiary of the Purchaser, and certain performance stock units granted to Mr. Beninati will be eligible to vest as if Mr. Beninati remained an officer at the Company or one of its subsidiaries through December 31, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the completion of the Transaction, the Company filed the following instruments with the Secretary of State of the State of Delaware:

•

A Certificate of Amendment of Certificate of Incorporation (the “Charter Amendment”), which changed the name of the Company from “PQ Group Holdings Inc.” to “Ecovyst Inc.” (the “Name Change”). The Charter Amendment became effective as of August 2, 2021.

The Company also amended and restated its Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”), effective as of August 2, 2021, to reflect the Name Change.

The foregoing summary descriptions of the Charter Amendment and the Second Amended and Restated Bylaws are qualified in their entirety by reference to, the full texts thereof, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

In connection with Company’s Name Change, the Company’s common shares will continue trading on the New York Stock Exchange under the new ticker symbol, ECVT, with a new CUSIP number of 27923Q 109, effective August 3, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation

3.2	Second Amended and Restated Bylaws of Ecovyst Inc.

104	The cover page from this Current Report on Form 8-K of Ecovyst Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2021		Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, General Counsel and Secretary